Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 9, 2025 (except for Note 5, as to which date is December 19, 2025), with respect to the consolidated financial statements of SOLV Energy Holdings LLC included in the Registration Statement on Form S-1 and related Prospectus of SOLV Energy, Inc. for the registration of its Class A common stock.

/s/ Ernst & Young LLP

Tysons, Virginia

January 16, 2026